Exhibit 99.1

KINGSWAY REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

Management to Host Conference Call Today at 5 p.m. ET

Chicago (November 10, 2022) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and nine months ended September 30, 2022.

Recent Business Highlights

●

Completed the sale of its Professional Warranty Service Corporation (“PWSC”) subsidiary for $51.2 million in base purchase price, resulting in net cash proceeds of $37.2 million to the Company and representing an approximate 10x return on its initial investment of $5 million over roughly 4.5 years

●

Entered into option agreements to repurchase five of its six trust preferred debt instruments ("TruPs") for $59.4 million, representing $75.5 million of TruPs principal and $19.3 million of deferred interest.

●	Completed the sale of commercial real estate property, Flower Portfolio, resulting in net cash to the Company of $5.8 million

●

On November 1, 2022, acquired the privately-held company CSuite Financial Partners (“CSuite”), the second acquisition completed under the Kingsway Search Xcelerator Program. CSuite, based in Manhattan Beach, California (www.csuitefinancialpartners.com), is a national, financial executive services firm providing financial management leadership to companies throughout the United States.

“The company posted another strong operating quarter with net income of $37.3 million and non-GAAP adjusted income growing more than 20% from the prior year quarter,” said John T. Fitzgerald, President and Chief Executive Officer of Kingsway Financial Services. “Our Extended Warranty segment continues to deliver results, and our performance at Ravix has once again exceeded our expectations.  We are pleased with the sale of PWSC which, combined with our continued monetization of non-strategic assets, will provide us with capital that can be used to improve our balance sheet and make new acquisitions.”

Third Quarter Consolidated Financial Highlights

●	Cash provided by operating activities was $9.3 million for the nine months ended September 30, 2022 compared to cash used in operating activities of $8.0 million in the same period a year ago

●	Net income was $37.3 million, compared to net loss of ($0.2) million for the 2021 period

●	Non-GAAP adjusted net income was $2.6 million, compared to Non-GAAP adjusted net income of $2.1 million for the 2021 period

●	Extended Warranty segment and Kingsway Search Xcelerator (“KSX”) segment operating income was a total of $3.2 million, compared to a total of $1.4 million for the 2021 period

●

Non-GAAP pro forma adjusted EBITDA for the Extended Warranty segment and KSX segment was a total of $3.6 million, compared to a total of $1.0 million for the 2021 period (pro forma excludes the results of PWSC)

●	Cash and cash equivalents of $48.6 million as of September 30, 2022 compared to $12.6 million as of December 31, 2021

The non-pro forma results above include the results of PWSC through the date of sale (end of July 2022).

Reconciliations of GAAP to non-GAAP metrics are presented in the attached schedules. The Company today also filed its third quarter 2022 Quarterly Report on Form 10-Q.

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern time today to discuss the results and host a live Q&A session.  Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date:                           November 10, 2022

Time:                           5 p.m. Eastern time

Toll Free:                    877-545-0523; Participant Access Code: 672163

International:               973-528-0016; Participant Access Code: 672163

Live Webcast Link:    https://www.webcaster4.com/Webcast/Page/2928/46844

Conference Call Replay Information

Toll Free:                    877-481-4010

International:               919-882-2331

Replay Passcode:        46844

Replay Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/46844

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, business services, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release and/or Shareholder Letter may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Income

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
GAAP Net Income (Loss)	$33,847	$37,273	$(2,365)	$(2,504)	$1,443

Non-GAAP Adjustments:
Realized (Gains) Losses (1)	(851)	(549)	(36)	(26)	(240)
Change in fair value (2)	(6,875)	(11,982)	2,395	2,060	652
Gain on sale of PWSC, net (3)	(26,435)	(26,435)	-	-	-
Other items (4)	4,923	2,837	593	501	992
Amortization expense	5,873	1,409	1,494	1,494	1,476
Total Non-GAAP Adjustments	(23,365)	(34,720)	4,446	4,029	2,880

Non-GAAP Adjusted Income (7)	$10,482	$2,553	$2,081	$1,525	$4,323

Includes reduction due to IWS change in estimate (5)	$944	$-	$-	$944	$-

	Twelve Months Ended	For the Three Months Ended
	9/30/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
GAAP Net (Loss) Income	$(2,061)	$(226)	$(256)	$899	$(2,478)

Non-GAAP Adjustments:
Realized (Gain) Loss (1)	632	(97)	(71)	-	800
Change in fair value (2)	(763)	(760)	51	1,372	(1,426)
Other items (4)	7,020	782	736	1,558	3,944
PPP forgiveness (6)	(2,877)	-	-	(2,494)	(383)
Amortization expense	3,997	2,432	496	497	572
Total Non-GAAP Adjustments	8,009	2,357	1,212	933	3,507

Non-GAAP Adjusted Income (7)	$5,948	$2,131	$956	$1,832	$1,029

Includes reduction due to PWI final purchase accounting (5)	$1,857	$1,857	$-	$-	$-

(1)	Includes realized gains and losses on the Company’s non-core investments and loss on the extinguishment of debt.
(2)

Includes unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).  The 9/30/22 period includes an unrealized gain on the change in fair value of the trust preferred security options of $13.5 million.

(3)

Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.  The Company estimates that had the gain not occurred, the Company would have recorded a tax benefit; therefore taxes of $6.1 million are included in this line item.

(4)

Other items includes:  legal expenses associated with the Company's defense against significant litigation matters; acquisition-related expenses; charges relating to severance and consulting agreements pertaining to former key employees; non-cash expense arising from the grant and modification of stock-based awards to employees; expense relating to the settlement of all remaining Amigo claims; and net expense incurred as a result of legal settlement reached with DGI in Q1 2021.  The 9/30/22 period also includes $2.5 million related to an indemnity from the sale of Mendota in 2018, which is recorded in Loss on disposal of discontinued operations, net of taxes in the consolidated statement of operations.

(5)

The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.  The three months ended 9/30/2021 include a $1.9 million non-cash, cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(6)	Given the non-recurring nature of the PPP forgiveness benefit, the Company has concluded this should be excluded from non-GAAP adjusted net income (loss).
(7)	Includes the results of PWSC through the date of sale (end of July 2022).

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
GAAP Operating Income for Extended Warranty segment	$10,446	$2,461	$2,936	$1,723	$3,326

Non-GAAP Adjustments:
Investment income (1)	369	145	96	76	52
Gain (loss) on sale of core investments (2)	(3)	(2)	(16)	(4)	19
Depreciation	326	70	87	74	95
Total Non-GAAP Adjustments	692	213	167	146	166

Non-GAAP adjusted EBITDA for Extended Warranty segment	$11,138	$2,674	$3,103	$1,869	$3,492
PWSC operating (income) loss (3)	(1,440)	147	(737)	(298)	(552)
PWSC depreciation (3)	(55)	(8)	(25)	(11)	(11)
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,643	$2,813	$2,341	$1,560	$2,929

Includes reduction due to IWS change in estimate (4)	$944	$-	$-	$944	$-

	Twelve Months Ended	For the Three Months Ended
	9/30/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
GAAP Operating Income for Extended Warranty segment	$12,574	$1,400	$2,600	$5,310	$3,264

Non-GAAP Adjustments:
Investment income (1)	202	66	42	43	51
Gain (loss) on sale of core investments (2)	(8)	(18)	1	12	(3)
PPP forgiveness (5)	(2,566)	-	-	(2,183)	(383)
Depreciation	232	55	53	12	112
Total Non-GAAP Adjustments	(2,140)	103	96	(2,116)	(223)

Non-GAAP adjusted EBITDA for Extended Warranty segment	$10,434	$1,503	$2,696	$3,194	$3,041
PWSC operating income (3)	(2,029)	(503)	(500)	(403)	(623)
PWSC depreciation (3)	(48)	(7)	(8)	(12)	(21)
PWI operating income (6)	914	-	-	-	914
PWI depreciation (6)	30	-	-	-	30
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,301	$993	$2,188	$2,779	$3,341

Includes reduction due to PWI final purchase accounting (4)	$1,857	$1,857	$-	$-	$-

(1)     Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(2)     Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

(3)     Amounts relating to the sale of PWSC (end of July 2022) in order to remove PWSC from all periods presented.

(4)     The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.  The three months ended 9/30/2021 include a $1.9 million non-cash, cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(5)     Given the non-recurring nature of the PPP forgiveness benefit, the Company has concluded this should be excluded from non-GAAP adjusted EBITDA and pro forma non-GAAP EBITDA.

(6)    Includes amounts related to PWI prior to acquisition (October and November 2020).

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
GAAP Operating Income for KSX segment	$2,906	$723	$893	$806	$484

Non-GAAP Adjustments:
Employee costs (1)	236	55	55	55	71
Total Non-GAAP Adjustments	236	55	55	55	71

Non-GAAP adjusted EBITDA for KSX segment	$3,142	$778	$948	$861	$555

(1)  Costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).